Exhibit 10.11.3

                      RATIFICATION AND AMENDMENT AGREEMENT

      THIS RATIFICATION AND AMENDMENT AGREEMENT (this "Agreement"), dated January 7th, 2004, is by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender"), and CONGOLEUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession ("Chapter 11 Borrower" as hereinafter further defined).

                              W I T N E S S E T H:
                               - - - - - - - - - -

      WHEREAS, on December 31, 2003, Chapter 11 Borrower and Chapter 11 Guarantors (as hereinafter defined) each commenced a case under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined) and each of Chapter 11 Borrower and Chapter 11 Guarantors has retained possession of its assets and is authorized under the Bankruptcy Code to continue the management and operation of its business as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

      WHEREAS, prior to the commencement of the Chapter 11 Cases (as hereinafter defined), (a) Lender made loans and advances and to provided other financial accommodations to Chapter 11 Borrower secured by certain assets and properties of Chapter 11 Borrower as set forth in the Existing Financing Agreements (as hereinafter defined) and (b) Chapter 11 Guarantors have guaranteed all of the Obligations of Chapter 11 Borrower owed to Lender as set forth in the Guarantor Documents;

      WHEREAS, Chapter 11 Borrower has applied to Lender for a post-petition credit facility;

      WHEREAS, the Bankruptcy Court has entered a Financing Order (as hereinafter defined) pursuant to which Lender may make post-petition loans and advances and provide other financial accommodations to Chapter 11 Borrower secured by certain assets and properties of Chapter 11 Borrower as set forth in the Financing Order and the Financing Agreements;

      WHEREAS, the Financing Order provides that as a condition to the making of such post-petition loans and advances and providing such other financial accommodations to Chapter 11 Borrower, Chapter 11 Borrower shall execute and deliver this Agreement;

      WHEREAS, Chapter 11 Borrower and each Chapter 11 Guarantor desires to reaffirm its obligations to Lender pursuant to the Financing Agreements, ratify the Existing Financing Agreements and acknowledge its continuing liabilities to Lender thereunder as set forth herein in order to induce Lender to make such post-petition loans and advances and provide such financial accommodations to Chapter 11 Borrower; and

      WHEREAS, Chapter 11 Borrower has also requested that Lender agree to amend the Loan Agreement (as hereinafter defined) and Lender is willing to do so, subject to the terms and conditions contained herein;

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Chapter 11 Borrower mutually covenant, warrant and agree as follows:

      1. DEFINITIONS

            1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Existing Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

                  (1) "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

                  (2) "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of New Jersey or the United States District Court for the District of New Jersey or any other court having jurisdiction over the Chapter 11 Cases from time to time.

                  (3) "Budget" shall mean the Budget attached hereto as Exhibit A delivered to Lender pursuant to Section 5.3 hereof setting forth the cash expenditures of Chapter 11 Borrower and Chapter 11 Guarantors on a monthly or quarterly basis, as applicable, for the estimated and projected periods covered thereby, together with any amendments, modifications and supplements thereto or any subsequent budget, satisfactory in form and substance to Lender, setting forth such information for any subsequent period or periods.

                  (4) "Chapter 11 Borrower" shall mean Congoleum Corporation, a Delaware corporation, as a debtor and debtor-in-possession, and its successors and assigns (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

                  (5) "Chapter 11 Cases" shall mean the Chapter 11 cases of Chapter 11 Borrower and Chapter 11 Guarantors referred to as In re Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., Case Nos. 03-51524, 03-51525 and 03-51526, respectively, which are being jointly administered under the Bankruptcy Code, and are pending in the Bankruptcy Court.

                  (6) "Chapter 11 Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (i) Congoleum Fiscal, Inc., a New York corporation, as a debtor and debtor-in-possession; (ii) Congoleum Sales, Inc., a New York corporation, as a debtor and debtor-in-possession; and (iii) any other Person that from time to time guarantees any or all of the Obligations (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation); each sometimes being referred to herein individually as a "Chapter 11 Guarantor".

                  (7) "Debtors" shall mean, collectively, Chapter 11 Borrower and Chapter 11 Guarantors; each sometimes being referred to herein individually as a "Debtor".

                  (8) "Existing Financing Agreements" shall mean the Financing Agreements (as defined in the Loan Agreement) as in effect immediately prior to the Petition Date.

                  (9) "Financing Agreements" shall mean, collectively, this Agreement, the Loan Agreement, all of the other Existing Financing Agreements, the Guarantor Documents and the Financing Order, together with all supplements, agreements, notes, documents, mortgages, deeds of trust, instruments and guarantees at any time executed or delivered in connection herewith or therewith or related hereto or thereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (10) "Financing Order" shall mean, collectively, the Interim Financing Order, the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Lender to Chapter 11 Borrower on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Cases.

                  (11) "Guarantor Documents" shall mean, individually and collectively, the following: (1) the Limited Guarantee, dated December 10, 2001, by Congoleum Financial Corporation (predecessor in interest to Congoleum Fiscal, Inc.) and Congoleum Intellectual Properties Corporation in favor of Lender, (ii) the Limited Guarantee, dated as of February 27, 2003, by Chapter 11 Guarantors in favor of Lender, (iii) the Reaffirmation and Amendment of Guarantor Documents, dated of even date herewith, by Chapter 11 Guarantors in favor of Lender, and (iv) all supplements, agreements, notes, documents, instruments and mortgages at any time executed and/or delivered by any Chapter 11 Guarantor in connection with or related to any of the foregoing, as all of the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (12) "Interim Financing Order" shall mean have the meaning given to such term in Section 9.7 hereof.

                  (13) "Loan Agreement" shall mean the Loan and Security Agreement, dated December 10, 2001, by and between Lender and Chapter 11 Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between

Lender and Chapter 11 Borrower, and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and among Lender, Chapter 11 Borrower and Chapter 11 Guarantors, and otherwise as in effect immediately prior to the Petition Date.

                  (14) "Permanent Financing Order" shall have the meaning given to such term in Section 9.8 hereof.

                  (15) "Petition Date" shall mean the date of the commencement of the Chapter 11 Cases.

                  (16) "Post-Petition Collateral" shall mean, collectively, all of the following property of Chapter 11 Borrower's estate, whether now existing or hereafter acquired, wherever located, upon which Lender is granted a security interest or lien pursuant to the Financing Agreements or the Financing Order or any other order entered or issued by the Bankruptcy Court, and shall include, without limitation, all of the following property of Chapter 11 Borrower:

                        (1) all of the Collateral (as defined in the Loan
                  Agreement);

                        (2) all present and future Accounts;

                        (3) all present and future acquired Inventory; and

                        (4) all Documents of Title.

                  (17) "Post-Petition Obligations" shall mean all Revolving Loans, Letter of Credit Accommodations and all other advances, including, without limitation, all debts, obligations, liabilities, indebtedness, covenants and duties of Chapter 11 Borrower to Lender of every kind, nature and description, however evidenced , whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on and after the Petition Date (including, without limitation, all obligations arising from the use of Cash Collateral (as defined in Section 363 of the Bankruptcy Code)) and whether arising on or after the conversion or dismissal of the Chapter 11 Cases, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Cases, and arising under or related to this Agreement, the other Financing Agreements, a Financing Order or by operation of law or otherwise and whether incurred by Chapter 11 Borrower as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses (including, without limitation, audit and appraisal fees and expenses) and reasonable attorneys', accountants' and consultants' fees and expenses incurred by Lender in connection with any of the foregoing.

                  (18) "Pre-Petition Collateral" shall mean all "Collateral" as such term is defined in the Loan Agreement and all other security for the Pre-Petition Obligations as provided in the Existing Financing Agreements immediately prior to the Petition Date.

                  (19) "Pre-Petition Obligations" shall mean all Revolving Loans, Letter of Credit Accommodations and all other advances, including, without limitation, all debts, obligations, liabilities, indebtedness, covenants and duties of Chapter 11 Borrower to Lender of every kind, nature and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising prior to the Petition Date and arising under or related to the Existing Financing Agreements or by operation of law and whether incurred by Chapter 11 Borrower as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses (including, without limitation, audit and appraisal fees and expenses) and reasonable attorneys', accountants' and consultants' fees and expenses incurred by Lender in connection with any of the foregoing.

            1.2 Amendments to Definitions in Financing Agreements.

                  (1) All references to the term "Borrower" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to mean and include Chapter 11 Borrower as defined herein and all references to the term "Guarantors" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to mean and include Chapter 11 Guarantors as defined herein.

                  (2) All references to the term "Collateral" in any of the Existing Financing Agreements or any other term referring to the security for the Pre-Petition Obligations shall be deemed and each such reference is hereby amended to include, without limitation, the Pre-Petition Collateral and the Post-Petition Collateral.

                  (3) All references to the term "Financing Agreements" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Agreement, the Loan Agreement, all of the other Existing Financing Agreements, as ratified, assumed and adopted by Chapter 11 Borrower pursuant to the terms hereof, as amended and supplemented hereby, the Guarantor Documents and the Financing Order, together with all supplements, agreements, notes, documents, mortgages, deeds of trust, instruments and guarantees at any time executed or delivered in connection herewith or therewith or related hereto or thereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (4) All references to the term "Loan Agreement" in any of the Existing Financing Agreements shall be deemed and each such reference is hereby amended to mean the Loan Agreement, as amended by this Agreement and as ratified, assumed and adopted by Chapter 11 Borrower pursuant to the terms hereof and the Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (5) All references to the term "material adverse effect" and "material adverse change" in this Agreement and in any of the Existing Financing Agreements shall be deemed and each reference is amended to add at the end of such term "; provided, that, the commencement of the Chapter 11 Cases shall not constitute a material adverse effect or material adverse change".

                  (6) All references to the term "Obligations" in this Agreement and in any of the Existing Financing Agreements shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to include, without limitation, the Pre-Petition Obligations and the Post-Petition Obligations.

            1.3 Interpretation.

                  (1) For purposes of this Agreement, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

                  (2) All references to the terms "Lender" or any other person pursuant to the definitions in the recitals hereto or otherwise shall include its or their respective successors and assigns.

                  (3) All references to any term in the singular shall include the plural and all references to any term in the plural shall include the singular.

                  (4) All terms not specifically defined herein which are defined in the UCC shall have the meaning set forth therein, except that the term "Lien" or "lien" shall have the meaning set forth in ss.101 of the Bankruptcy Code.

      2. ACKNOWLEDGMENT

            2.1 Pre-Petition Obligations. Chapter 11 Borrower hereby acknowledges, confirms and agrees that Chapter 11 Borrower is indebted to Lender for the Pre-Petition Obligations, as of the close of business on December 31, 2003, in the principal amount of not less than $14,325,937 in the aggregate, all of which Pre-Petition Obligations are unconditionally owing by Chapter 11 Borrower to Lender, together with interest accrued and accruing thereon, in each case together with costs, expenses, fees (including, without limitation, reasonable attorneys' fees and legal expenses) and all other charges now or hereafter owed by Chapter 11 Borrower to Lender, all of which are unconditionally owing by Chapter 11 Borrower to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

            2.2 Acknowledgment of Security Interests and Liens. Chapter 11 Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected first priority, subject only to liens or security interests expressly permitted under the Loan Agreement, and senior security interests in and liens upon all Pre-Petition Collateral heretofore granted by Chapter 11 Borrower to Lender pursuant to the Existing Financing Agreements as in effect immediately prior to the Petition Date, as well as valid and enforceable first priority and senior security interests in and liens upon all Post-Petition Collateral granted to Lender under the Financing Order or hereunder or under any of the other Financing Agreements or otherwise granted to or held by Lender, to secure all of the Obligations.

            2.3 Binding Effect of Documents. Chapter 11 Borrower hereby acknowledges, confirms and agrees that: (a) each of the Existing Financing Agreements to it is a party has been duly executed and delivered to Lender by Chapter 11 Borrower and is in full force and effect as of the date hereof, (b) the agreements and obligations of Chapter 11 Borrower contained in the Existing Financing Agreements constitute the legal, valid and binding obligations of Chapter 11 Borrower enforceable against Chapter 11 Borrower in accordance with their respective terms, (c) Chapter 11 Borrower has no valid defense, offset or counterclaim to the enforcement of such obligations, and (d) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Financing Agreements and the Financing Order.

      3. ADOPTION AND RATIFICATION

            3.1 Chapter 11 Borrower hereby ratifies, assumes, adopts and agrees to be bound by the Existing Financing Agreements, as modified by this Agreement, and agrees to pay all of the Pre-Petition Obligations in accordance with the terms of the Existing Financing Agreements, as modified by this Agreement and the Financing Order. All of the Existing Financing Agreements are hereby incorporated herein by reference as amended herein, and hereby are and shall be deemed adopted and assumed in full by Chapter 11 Borrower, as a debtor and debtor-in- possession, and considered as agreements between Chapter 11 Borrower and Lender.

            3.2 Chapter 11 Borrower hereby ratifies, restates, affirms and confirms all of the terms and conditions of the Existing Financing Agreements, as amended and supplemented pursuant to this Agreement and the Financing Order, and Chapter 11 Borrower agrees to be fully bound, as a debtor and debtor-in-possession, by the terms of the Financing Agreements as amended hereby to which Chapter 11 Borrower is a party.

      4. GRANT OF SECURITY INTEREST

            As collateral security for the prompt performance, observance and payment in full of all of the Obligations (including the Pre-Petition Obligations and the Post-Petition Obligations), Chapter 11 Borrower, as debtor and debtor-in-possession, hereby grants, pledges and assigns to Lender, and also confirms, reaffirms and restates the prior grant to Lender of, continuing security interests in and liens upon, and rights of setoff against, all of the Collateral. Chapter 11 Borrower hereby confirms, reaffirms and restates the prior grant to Lender of, continuing security interests in and liens upon, and rights of setoff against, all of the Collateral.

      5. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            In addition to the continuing representations, warranties and covenants heretofore made in the Loan Agreement or otherwise and hereafter made by Chapter 11 Borrower to Lender (which representations, warranties and covenants shall not be deemed violated solely by the commencement of the Chapter 11 Cases), whether pursuant to the Financing Agreements or otherwise, and not in limitation thereof, Chapter 11 Borrower hereby represents, warrants and covenants with, to and in favor of Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, to the extent such compliance does not violate the terms and provisions of the Bankruptcy Code, being a continuing condition of the making of loans by Lender:

            5.1 Financing Order. Either the Interim Financing Order or the Permanent Financing Order, as the case may be, has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court other than as consented to by Lender and is not subject to any pending appeal or stay.

            5.2 Use of Proceeds. All Revolving Loans made and Letter of Credit Accommodations provided by Lender to Chapter 11 Borrower pursuant to the Financing Order, the Loan Agreement or otherwise, shall be used by Chapter 11 Borrower exclusively for general operating and working capital purposes in the ordinary course of Chapter 11 Borrower's business as set forth in the Budget. No portion of any administrative expense claim or other claim relating to any Chapter 11 Case shall be paid with the proceeds of such Revolving Loans made and Letter of Credit Accommodations provided by Lender to Chapter 11 Borrower, other than those administrative expense claims and other claims relating to any Chapter 11 Case (i) directly attributable to the operation of the business of Chapter 11 Borrower in accordance with the terms and conditions of the Interim Financing Order or (ii) as otherwise authorized by the Bankruptcy Court and expressly authorized by Lender in writing.

            5.3 Budget. The Budget has been thoroughly reviewed by Chapter 11 Borrower and Chapter 11 Guarantors and their respective appropriate management and sets forth, among other things, the actual through September 30, 2003 and the projected through December 31, 2004 quarterly statements of cash flow, including cash receipts and cash disbursements, quarterly statements of loan availability of Chapter 11 Borrower on a quarterly "roll-forward" basis and monthly statements of asbestos/bankruptcy costs. Chapter 11 Borrower and Chapter 11 Guarantors hereby acknowledge, confirm and agree that Lender has relied upon the Budget and on the information set forth in the Budget in determining to enter into the post-petition financing arrangements provided for herein and in the Financing Order. Chapter 11 Borrower shall furnish to Lender all other financial information, projections, budgets, business plans, cash flows and such other information as Lender shall reasonably request from time to time.

            5.4 Sales or other Disposition of Assets. Notwithstanding anything to the contrary contained in Sections 9.7(b) of the Loan Agreement or any other provision in the Loan Agreement or any of the other Financing Agreements, Chapter 11 Borrower shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior written consent of Lender or an order of the Bankruptcy Court (and no such consent shall be implied, from any other action, inaction or acquiescence by Lender), except for sales of Chapter 11 Borrower's Inventory in the ordinary course of its business.

            5.5 ERISA. That (a) there are no liens, security interests or encumbrances upon, in or against any assets or properties of Chapter 11 Borrower arising under ERISA, whether held by the Pension Benefit Guaranty Corporation (the "PBGC") or the controlling sponsor of, or a member of the controlled group of, any pension benefit plan of Chapter 11 Borrower and (b) no notice of lien has been filed by the PBGC (or any other Person) pursuant to ERISA against any assets or properties of Chapter 11 Borrower.

            5.6 Environmental. That (a) there are no liens, security interests or encumbrances upon, in or against any assets or properties of Chapter 11 Borrower arising under any Environmental Law, whether held by the environmental protection authorities of the state of New Jersey or any other jurisdiction, or any other Person, and (b) no notice of lien has been filed by any environmental protection authority of the state of New Jersey or any other jurisdiction (or any other Person) pursuant to any Environmental Law against any assets or properties of Chapter 11 Borrower.

      6. DIP FACILITY FEE

            In addition to and not in limitation of all other fees, costs and expenses payable to Lender under the Financing Agreements, Chapter 11 Borrower shall pay Lender a facility fee of $300,000 in respect of the financing provided by Lender to Chapter 11 Borrower in the Chapter 11 Cases, which fee shall be fully earned as of the date hereof and payable as follows: (a) $200,000 shall be due and payable on the date hereof and (b) $100,000 shall be due and payable on April 1, 2004; provided, that, the entire amount of such fee shall become immediately due and payable, without notice or demand, at Lender's option upon the occurrence of an Event of Default or termination or non-renewal of the Loan Agreement.

      7. AMENDMENTS TO EXISTING FINANCING AGREEMENTS

            7.1 Interest Rate. Section 1.41 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "1.41 'Interest Rate' shall mean, as to Prime Rate Loans, a rate equal to three-quarters (.75%) percent per annum in excess of the Prime Rate; provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and three-quarters (2.75%) percent per annum in excess of the Prime Rate as to Prime Rate Loans, at Lender's option, without notice, (a) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender in good faith and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Chapter 11 Borrower under Section 2 hereof (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

            7.2 Reserves. Section 1.64 of the Loan Agreement is hereby amended by adding the following sentence at the end of thereof:

                  "Without limiting the generality of the foregoing, the
            Revolving Loans and Letter of Credit Accommodations otherwise available to Chapter 11 Borrower shall be subject to a special reserve, in an amount equal to all claims for all outstanding and unpaid administrative expenses or other claims which are or may be senior or pari passu to Lender's liens in the property of Chapter 11 Borrower or Lender's super-priority claims pursuant to the Financing Order, including, but not limited to (i) the fees and expenses of the Clerk of the Bankruptcy Court, (ii) the fees of the United States Trustee as provided in the Financing Order and (iii) the Professional Fee Carve-Out (as such term is defined in the Interim Financing Order)."

            7.3 Limits and Sublimits. Section 2 of the Loan Agreement is hereby amended by adding the following Section 2.3 at the end thereof:

                  "2.3 Limits and Sublimits. All limits and sublimits set forth in this Agreement shall be determined on an aggregate basis considering together both the Pre-Petition Obligations and the Post-Petition Obligations and in respect thereof or with respect to any formula or other provision to which a limit or sublimit may apply."

            7.4 Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in the Loan Agreement, including, without limitation, Sections 3.1(b) and (c), effective as of the date hereof:

                  (1) Chapter 11 Borrower shall not request and Lender shall not make any Eurodollar Rate Loans;

                  (2) the Interest Rate in respect of all Revolving Loans made on or after the date hereof shall be the Interest Rate applicable to Prime Rate Loans;

                  (3) Chapter 11 Borrower shall not request that any Eurodollar Rate Loans outstanding prior to the date hereof continue for any additional Interest Period; and

                  (4) Chapter 11 Borrower shall not request that any Prime Rate Loans be converted to Eurodollar Rate Loans and Lender shall not be obligated to convert any such Prime Rate Loans to Eurodollar Rate Loans; provided, however, that the provisions applicable to Eurodollar Rate Loans shall remain in effect with respect to any Revolving Loans for which Chapter 11 Borrower had elected to be treated as a Eurodollar Rate Loan prior to the Petition Date until the end of the then-applicable Interest Period.

            7.5 Unused Line Fee. Section 3.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "3.4 Unused Line Fee. Chapter 11 Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths (.375%) percent per annum calculated upon the amount by which $25,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

            7.6 Payments. Section 6.4 of the Loan Agreement is hereby amended by adding the following subsection (c) at the end of thereof:

                  "(c) Without limiting the generality of the foregoing, Lender may, in its discretion, apply any such payments or proceeds received from Pre-Petition Collateral first to the Pre-Petition Obligations until such Pre-Petition Obligations are paid and satisfied in full."

            7.7 Additional Financial Reporting Requirements. Section 9.6 of the Loan Agreement is hereby amended by adding new Section 9.6(f) immediately after
Section 9.6(e) as follows:

                  "(f) Chapter 11 Borrower shall promptly provide Lender with copies of all financial reports, schedules and other materials and information related to the Collateral at any time furnished by Chapter 11 Borrower, or on its behalf, to the Bankruptcy Court, or the United States Trustee or to any creditors' committee or Chapter 11 Borrower's shareholders, concurrently with the delivery thereof to the Bankruptcy Court, United States Trustee, creditors' committee or shareholders, as the case may be."

            7.8 Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

                  "Notwithstanding anything contained herein to the contrary,
            Chapter 11 Borrower shall not, and shall not permit its Subsidiaries and Affiliates to, make any loans or provide other financial accommodations to, share proceeds of any Revolving Loans with, or pay any management fees to, any other person that is the subject of a petition for relief under the Bankruptcy Code other than Chapter 11 Borrower."

            7.9 Adjusted Tangible Net Worth. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "9.17 Adjusted Tangible Net Worth. At any time that Excess
            Availability is less than $15,000,000, Chapter 11 Borrower and its Subsidiaries on a consolidated basis shall have and maintain Adjusted Tangible Net Worth of not less than the amounts set forth below at all times during the periods set forth below:

                Period                    Minimum Adjusted Tangible Net Worth
                ------------------------------------------------------------
                January 1, 2003 through
                March 31, 2003            ($25,500,000)
                ------------------------------------------------------------
                April 1, 2003 through
                June 30, 2003             ($29,000,000)
                ------------------------------------------------------------
                July 1, 2003 through
                September 30, 2003        ($34,000,000)
                ------------------------------------------------------------
                October 1, 2003 through
                December 31, 2003         ($28,500,000)
                ------------------------------------------------------------
                January 1, 2004 through
                March 31, 2004            ($30,875,000)
                ------------------------------------------------------------
                April 1, 2004 through
                June 30, 2004             ($32,000,000)
                ------------------------------------------------------------
                July 1, 2004 through
                September 30, 2004        ($31,250,000)
                ------------------------------------------------------------
                October 1, 2004 through
                December 31, 2004         ($29,000,000)
                ------------------------------------------------------------

            The use of the parentheses in this Section 9.17 is intended to reflect negative numbers. Compliance with this Section 9.17 shall be determined utilizing the formula set forth on Exhibit 9.17 hereto."

            7.10 EBITDA. Section 9.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "9.23 EBITDA.

                        (a) Chapter 11 Borrower and its Subsidiaries shall not,
                  as to any fiscal quarter during the fiscal year 2003 of Chapter 11 Borrower and its Subsidiaries, permit EBITDA of Chapter 11 Borrower and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative year-to-date basis to be less than the respective amount set forth below opposite such fiscal quarter end year-to-date period:

                        -------------------------------------------------------

                        Period                    Minimum EBITDA
                        -------------------------------------------------------
                        January 1, 2003 through
                        March 31, 2003            ($8,000,000)
                        -------------------------------------------------------
                        January 1, 2003 through
                        June 30, 2003             ($7,750,000)
                        -------------------------------------------------------
                        January 1, 2003 through
                        September 30, 2003        ($7,500,000)
                        -------------------------------------------------------
                        January 1, 2003 through
                        December 31, 2003         $13,500,000
                        -------------------------------------------------------

                        (b) Chapter 11 Borrower and its Subsidiaries shall not,
                  as to any fiscal quarter during the fiscal year 2004 of Chapter 11 Borrower and its Subsidiaries, permit EBITDA of Chapter 11 Borrower and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative year-to-date basis to be less than the respective amount set forth below opposite such fiscal quarter end year-to-date period:

                        -------------------------------------------------------

                        Period                     Minimum EBITDA
                        -------------------------------------------------------
                        January 1, 2004 through
                        March 31, 2004             $2,650,000
                        -------------------------------------------------------
                        January 1, 2004 through
                        through June 30, 2004      $9,250,000
                        -------------------------------------------------------
                        January 1, 2004 through
                        September 30, 2004         $16,000,000
                        -------------------------------------------------------
                        January 1, 2004 through
                        December 31, 2004          $22,000,000
                        -------------------------------------------------------

            The use of the parentheses in this Section 9.23 is intended to reflect negative numbers."

            7.11 Events of Default. Section 10.1 of the Loan Agreement is hereby amended as follows:

                  (1) Section 10.1(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

                        "(a) Chapter 11 Borrower fails to pay when due any of
                  the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;"

                  (2) Section 10.1(h) is hereby amended to add at the end of such Section the following:

                        "provided, that, it shall not constitute an Event of
                  Default hereunder to the extent that any default as described in this Section 10.1(h), has been or would be triggered exclusively by the existence of a Chapter 11 Case."

                  (3) Section 10.1 of the Loan Agreement is hereby amended by deleting the word "or" at the end of Section 10.1(o), changing the period at the end of Section 10.1(p) to a semi-colon and adding new Sections 10.1(q) through 10.1(cc) immediately after 10.1(p) as follows:

                        "(q) the occurrence of any condition or event that
                  permits Lender to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Event of Default", as such term is defined in the Financing Order;

                        (r) the termination or non-renewal of the Financing
                  Agreements as provided for in the Financing Order as the result of the objection of any third party being sustained;

                        (s) Chapter 11 Borrower suspends or discontinues or is
                  enjoined by any court or governmental agency from continuing to conduct all or any part or parts of its business, or a trustee, receiver or custodian is appointed for Chapter 11 Borrower or any of its properties;

                        (t) any act, condition or event occurring after the date
                  of the commencement of the Chapter 11 Cases that has a material adverse effect upon the assets of Chapter 11 Borrower or the Collateral or the rights and remedies of Lender under this Agreement or any of the other Financing Agreements;

                        (u) entry by the Bankruptcy Court of an order converting
                  any Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code;

                        (v) entry by the Bankruptcy Court of an order dismissing
                  any Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily;

                        (w) the grant of a lien on or other interest in Chapter
                  11 Borrower's property (other than a lien or encumbrance permitted by Section 9.8 hereof or by the Financing Order) or an administrative expense claim (other than any such administrative expense claim permitted by the Financing Order or this Agreement) that is superior to or ranks in parity with Lender's security interest in or lien upon the Collateral or administrative expense priority;

                        (x) the Financing Order shall be modified, reversed,
                  revoked, remanded, stayed, rescinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of Lender (and no such consent shall be implied from any other authorization or acquiescence by Lender);

                        (y) the Permanent Financing Order shall not have been
                  entered by the Bankruptcy Court by the date that is thirty-five (35) days after the date of the entry of the Interim Financing Order;

                        (z) the appointment of a trustee in the Chapter 11 Cases
                  pursuant to Sections 1104(a)(1) or 1104(a)(2) of the Bankruptcy Code;

                        (aa) the appointment of an examiner in the Chapter 11
                  Cases with expanded powers pursuant to Section 1104(a) of the Bankruptcy Code;

                        (bb) the filing of a plan of reorganization by Chapter
                  11 Borrower and Chapter 11 Guarantors that does not provide for payment in full of the Obligations on the effective date of such plan; or

                        (cc) Chapter 11 Borrower shall at any time seek an order
                  of the Bankruptcy Court authorizing Chapter 11 Borrower to use any of Lender's cash collateral.

            Notwithstanding anything to the contrary contained herein, the commencement of the Chapter 11 Cases shall not constitute an Event of Default under Section 10.1(a), (b), (f), (g) or (h) hereof."

            7.12 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. Section 11.1(a) of the Loan Agreement is hereby amended by adding the following at the end thereof: "except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing."

            7.13 Term.

                  (1) The first two sentences of Section 12.1(a) of the Loan Agreement are hereby deleted in their entirety and replaced with the following sentence:

                        "This Agreement and the other Financing Agreements shall
                  become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on December 31, 2004 (the "Termination Date")."

                  (2) The first sentence of Section 12.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                        "(c) If for any reason this Agreement is terminated
                  prior to the end of the then current term of this Agreement and Lender does not provide exit financing to Chapter 11 Borrower, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Chapter 11 Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                          Amount                  Period
                          ------                  ------

                  (1)  three (3%)      From the date hereof to and
                       percent of      including December 10, 2002
                       the Maximum
                       Credit

                  (2)  two (2%)        From December 11, 2002 to and
                       percent of      including December 31, 2003
                       the Maximum
                       Credit

                  (3)  one (1%) of     From January 1, 2004 to and
                       the Maximum     including December 31, 2004"
                       Credit

                  (3) Section 12.1 of the Loan Agreement is hereby amended by adding a new Section 12.1(d) immediately after Section 12.1(c) as follows:

                        "(d) Notwithstanding any other provision of this
                  Agreement to the contrary, upon the earlier to occur of (i) the Termination Date, or (ii) the occurrence of an Event of Default, Lender may, without prejudice to Lender's other rights or remedies under the Financing Agreements and the Financing Order, in its sole discretion, without notice (A) cease making loans or reduce the lending formulas or amounts of Revolving Loans available to Chapter 11 Borrower hereunder, and (B) declare all Obligations to be then immediately due and payable."

                  (4) Notwithstanding the amendment of the term of the Financing Agreements to a date that is earlier than then the original term of the Loan Agreement and the other Financing Agreements, Chapter 11 Borrower shall pay the early termination fee otherwise payable pursuant to Section 12.1(c) of the Loan Agreement in accordance with the terms thereof.

            7.14 Notices. Section 12.2 of the Loan Agreement is hereby amended by adding that any notices, requests and demands also be sent to the following parties:

         If to Chapter 11 Borrower
         with a copy to:            Saul Ewing LLP
                                    222 Delaware Avenue, Suite 1200
                                    Wilmington, Delaware 19801
                                    Facsimile No. (302) 421-5881
                                    Attn: Domenic E. Pacitti, Esq.

         If to Lender
         with a copy to:            Otterbourg, Steindler, Houston & Rosen, P.C.
                                    230 Park Avenue
                                    New York, New York  10169
                                    Facsimile No. (212) 682-6104
                                    Attn: Jonathan N. Helfat, Esq.

      8. RELEASE

            8.1 Release.

                  (1) In consideration of the agreements of Lender contained herein and the making of any Revolving Loans by Lender to Chapter 11 Borrower, pursuant to the Financing Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Chapter 11 Borrower, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Lender and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Chapter 11 Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Existing Financing Agreements, as amended and supplemented through the date hereof and the other Financing Agreements.

                  (2) Chapter 11 Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

                  (3) Chapter 11 Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

            8.2 Covenant Not to Sue. Chapter 11 Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Chapter 11 Borrower pursuant to Section 8.1 hereof. If Chapter 11 Borrower violates the foregoing covenant, Chapter 11 Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by any Releasee as a result of such violation.

      9. CONDITIONS PRECEDENT

            In addition to any other conditions contained herein or in the Loan Agreement, with respect the Revolving Loans and other financial accommodations available to Chapter 11 Borrower (all of which conditions, except as modified or made pursuant to this Agreement shall remain applicable to the Revolving Loans and be applicable to other financial accommodations available to Chapter 11 Borrower), the following are conditions to Lender's obligation to extend further loans, advances or other financial accommodations to Chapter 11 Borrower pursuant to the Financing Agreements as amended hereby:

            9.1 Lender shall have received, in form and substance satisfactory to Lender, an original of this Agreement, duly executed and delivered by Chapter 11 Borrower and acknowledged by Chapter 11 Guarantors;

            9.2 Lender shall have received, in form and substance satisfactory to Lender, an original of the Reaffirmation and Amendment of Guarantor Documents, duly executed and delivered by each Chapter 11 Guarantor;

            9.3 Lender shall have received within fifteen (15) days of the date hereof, in form and substance satisfactory to Lender, the written agreement of Wachovia Bank, National Association, formerly known as First Union National Bank ("Wachovia"), and Chapter 11 Borrower to the continued effectiveness of the Deposit Account Control Agreement, dated December 10, 2001, among Lender, Chapter 11 Borrower and Wachovia (the "Deposit Account Control Agreement") and the Deposit Account Control Agreement shall have been ratified and amended by the parties thereto, to reflect the commencement of the Chapter 11 Cases, that Chapter 11 Borrower, as debtor and debtor-in-possession, is the successor in interest to Chapter 11 Borrower, that the Obligations include both the Pre-Petition Obligations and the Post-Petition Obligations, that the Collateral includes both the Pre-Petition Collateral and the Post-Petition Collateral as provided for herein and the other terms and conditions of this Agreement;

            9.4 Lender shall have received, promptly following the execution and delivery thereof, in form and substance satisfactory to Lender, true, correct and complete photocopies of any ratification of and/or amendment to the Senior
Note Indenture and all agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, in each case duly authorized, executed and delivered by Chapter 11 Borrower and each of the other parties thereto, and Lender shall have promptly received any other information with respect thereto as Lender may reasonably request;

            9.5 as of the Petition Date, the Existing Financing Agreements shall not have been terminated;

            9.6 no trustee or examiner with expanded powers or the like shall have been appointed or designated with respect to any Debtor, as a debtor or debtor-in-possession, or its business, properties and assets;

            9.7 each Debtor shall have complied in full with the notice and other requirements of the Bankruptcy Code and the applicable Bankruptcy Rules with respect to any relevant Financing Order in a manner acceptable to Lender and its counsel, and an interim Financing Order, in form and substance acceptable to Lender, shall have been entered by the Bankruptcy Court authorizing the secured post-petition financing under the Financing Agreements as ratified and amended hereunder on the terms and conditions set forth herein and in an amount acceptable to Lender, in its sole discretion, and, among other things, modifying the automatic stay, authorizing and granting to Lender the senior security interest and liens described herein and in the Financing Order, granting super-priority administrative expense claims to Lender with respect to all obligations due Lender (except as otherwise specifically provided in the Interim Financing Order) and containing such other terms or provisions as Lender and its counsel shall require (the "Interim Financing Order");

            9.8 with respect to further credit after expiration of the Interim Financing Order, on or before the expiration of the Interim Financing Order, a permanent Financing Order, in form and substance acceptable to Lender, shall have been entered by the Bankruptcy Court authorizing the secured post-petition financing under the Financing Agreements as ratified and amended hereunder on the terms and conditions set forth herein and in an amount acceptable to Lender, in its sole discretion, and, among other things, modifying the automatic stay, authorizing and granting to Lender the senior security interest and liens described herein and in the Financing Order, granting super-priority administrative expense claims to Lender with respect to all obligations due Lender (except as otherwise specifically provided in the Interim Financing Order) and containing such other terms or provisions as Lender and its counsel shall require ("Permanent Financing Order"). Lender shall not make any Revolving Loans or provide any Letter of Credit Accommodations or other financial accommodations other than those authorized under the Interim Financing Order unless, on or before the forty-fifth (45th) day following the entry of the Interim Financing Order, the Permanent Financing Order shall have been entered, and there shall be no appeal or other contest with respect to either the Interim Financing Order or the Permanent Financing Order and the time to appeal to contest such order shall have expired; and

            9.9 no Event of Default shall have occurred and be continuing or be existing under any of the Existing Financing Agreements, as modified pursuant hereto.

      10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            10.2 Further Assurances. Chapter 11 Borrower shall, at any time or times, duly execute and deliver, or shall cause to be duly executed and delivered, at its expense, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, mortgages, deeds of trust, deeds to secure debt, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements, any Financing Order or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce the security interests of Lender, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, any of the other Financing Agreements or the Financing Order. Upon the request of Lender, at any time and from time to time, Chapter 11 Borrower shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

            10.3 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

            10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

            10.5 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Debtor to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by such Debtor in connection herewith or with the terms and conditions of any Financing Order shall constitute an Event of Default under the Financing Agreements.

            10.6 Costs and Expenses. Chapter 11 Borrower shall pay to Lender on demand all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements and the Financing Order, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Lender; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the other Financing Agreements, the Financing Order and the transactions contemplated thereby; (c) costs and expenses of lien searches, recording and filing fees; (d) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (e) sums paid or incurred to pay any amount or take any action required of any Debtor under the Financing Agreements or the Financing Order that such Debtor fails to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and Chapter 11 Borrower's operations by Lender or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Cases; (g) costs and expenses of preserving and protecting the Collateral; (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by the Lender during the course of periodic field examinations of the Collateral and Chapter 11 Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (j) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, the other Financing Agreements and the Financing Order, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Chapter 11 Borrower. All sums provided for in this Section 10.6 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Financing Agreements. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to Chapter 11 Borrower.

            11.7 Effectiveness. This Agreement shall become and be deemed effective upon the execution hereof by Lender and the entry of the Interim Financing Order.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    CONGRESS FINANCIAL CORPORATION


                                    By: /s/ Dianne S. Rice
                                        --------------------------------

                                    Title: AVP


                                    CONGOLEUM CORPORATION, as Debtor and
                                    Debtor-in-Possession


                                    By: /s/ Howard N. Feist III
                                        --------------------------------

                                    Title: VP

ACKNOWLEDGED AND AGREED:

CONGOLEUM SALES, INC.,
as Debtor and Debtor-in-Possession


By: /s/ Howard N. Feist III
    --------------------------------

Title: VP


CONGOLEUM FISCAL, INC.,
as Debtor and Debtor-in-Possession


By: /s/ Howard N. Feist III
    ---------------------------------

Title: VP